[Arthur Andersen LLP Letter head]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 21, 1995, included in Action Performance Companies, Inc.'s Form 10-KSB/A for the year ended September 30, 1995, and to all references to our firm included in this registration statement.

ARTHUR ANDERSEN LLP

Phoenix, Arizona,
 May 14, 1996